EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Mercury General Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-62228) on Form S-3, (Nos. 333-01583, 333-125460, and 333-202204) on Form S-8, and (No. 333-215344) on Form S-3ASR of Mercury General Corporation and subsidiaries of our reports dated February 9, 2017, with respect to the consolidated balance sheets of Mercury General Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Mercury General Corporation and subsidiaries.

/s/ KPMG LLP
Los Angeles, California
February 9, 2017